UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2017

THE SIMPLY GOOD FOODS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-217244	82-1038121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 1500 Denver, CO	80265
(Address of principal executive offices)	(Zip Code)

Tel: (303) 633-2840
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging Growth Company

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

On July 7, 2017, The Simply Good Foods Company (“Simply Good Foods”) consummated the previously announced business combination pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among Conyers Park Acquisition Corp., a Delaware corporation (“Conyers Park”), Simply Good Foods, Atkins Intermediate Holdings, LLC, a Delaware limited liability company (“Intermediate Holdings”), Conyers Park Parent Merger Sub, Inc., a Delaware corporation (“Parent Merger Sub”), Conyers Park Merger Sub 1, Inc., a Delaware corporation (“Conyers Park Merger Sub 1”), Conyers Park Merger Sub 2, Inc., a Delaware corporation, Conyers Park Merger Sub 3, Inc., a Delaware corporation, Conyers Park Merger Sub 4, Inc., a Delaware corporation, NCP-ATK Holdings, Inc., a Delaware corporation (“Atkins”), solely in its capacity as the Majority Stockholder (as defined in the Merger Agreement), Atkins Holdings LLC, a Georgia limited liability company (“Atkins Holdings”) and, solely in its capacity as the Stockholders’ Representative (as defined in the Merger Agreement) pursuant to Section 9.15 of the Merger Agreement, Roark Capital Acquisition, LLC, a Georgia limited liability company (“Roark Capital Acquisition”), pursuant to which, and in connection therewith, among other things, the parties undertook the following transactions: (i) Parent Merger Sub merged with and into Conyers Park, with Conyers Park continuing as the surviving entity (the “Parent Merger”) and (ii) Conyers Park Merger Sub 1 merged with and into Atkins, with Atkins continuing as the surviving entity (together with the Parent Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”). As a result of the foregoing transactions, at the closing of the Business Combination, Conyers Park and Atkins will continue as wholly owned subsidiaries of Simply Good Foods.

Unless the context otherwise requires, “we,” “us,” “our” and the “Company” refer to The Simply Good Foods Company and its subsidiaries.

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

Overview

On July 7, 2017, Atkins, Atkins Nutritionals Holdings, Inc., Atkins Nutritionals Holdings II, Inc. and Atkins Nutritionals, Inc., as the borrower (collectively, the “Borrower”), entered into that certain Credit Agreement, dated as of July 7, 2017, with Intermediate Holdings, Conyers Park, Barclays Bank PLC (the “Agent”), the other loan parties party thereto and the several banks and other financial institutions or entities from time to time party thereto (the “New Credit Agreement”).

The New Credit Agreement provides for (i) term loans in an aggregate principal amount of $200,000,000 (the “Term Facility” and the loans thereunder, the “Term Loans”) and (ii) a revolving loan of up to $75,000,000 (including revolving loans, swingline loans and letters of credit) (the “Revolving Credit Facility”), in each case under the new first lien senior secured loan facilities (the “New Credit Facilities”). Substantially concurrently with the consummation of the Business Combination, the full amount of the first lien term loans were drawn, and no revolving loans were drawn.

Interest Rate and Fees

At the Borrower’s election, the interest rate per annum applicable to the loans under the New Credit Facilities will be based on a fluctuating rate of interest determined by reference to either (i) a base rate determined by reference to the higher of (a) the “prime rate,” (b) the federal funds effective rate plus 0.50% and (c) the Eurocurrency rate applicable for an interest period of one month plus 1.00%, plus an applicable margin equal to (x) 3.00%, in the case of the Term Loans, or (y) 2.00%, in the case of the Revolving Credit Facility or (ii) a Eurocurrency rate determined by reference to LIBOR, adjusted for statutory reserve requirements, plus an applicable margin equal to (x) 4.00%, in the case of the Term Loans, or (y) 3.00%, in the case of the Revolving Credit Facility. Borrowings under the Term Facility will be subject to a floor of 1.00% in the case of Eurocurrency loans. The applicable margin for loans under the Revolving Credit Facility will be adjusted after the completion of Atkins’ first full fiscal quarter after the closing of the Business Combination based upon Atkins’ consolidated first lien net leverage ratio.

Prepayments

Subject to certain exceptions, the New Credit Facilities are subject to mandatory prepayments in amounts equal to: (i) 100% of net cash proceeds of all non-ordinary course asset sales or other dispositions of property, subject to the ability to reinvest such proceeds and certain other exceptions, and subject to step downs if certain leverage ratios are met, (ii) 100% of the net cash proceeds of any debt incurrence, other than debt permitted under the New Credit Agreement (other than debt incurred to refinance the Term Facility) and (iii) specified percentages of Atkins’ excess cash flow, subject to step downs based on the achievement of certain leverage ratios. With respect to the Term Loans, prior to the six-month anniversary of the Closing Date, a 1.00% prepayment premium is payable by Atkins in connection with certain repricing events. Other than the prepayment premiums and penalties described above and the payment of customary “breakage” costs, the Borrower may voluntarily prepay outstanding loans at any time.

Amortization

The Term Loans have a seven-year maturity and the Revolving Credit Facility has a five-year maturity. The principal amount of the Term Loans amortizes in quarterly installments equal to 0.25% of the original principal amount of the Term Loans, with the balance payable at maturity. The Revolving Credit Facility does not amortize, however it is repayable in full at maturity.

Guaranty and Security

In connection with the New Credit Facilities, Atkins, Intermediate Holdings and Conyers Park (collectively, the “Loan Parties”) entered into that certain Collateral Agreement (the “Collateral Agreement”), dated as of July 7, 2017, in favor of the Agent. Pursuant to the Collateral Agreement, amounts borrowed under the New Credit Facilities and certain other obligations are secured on a first priority basis by a perfected security interest in substantially all of the Loan Parties’ tangible and intangible assets (subject to certain exceptions), including U.S. registered intellectual property and all of the capital stock of Intermediate Holdings’ direct and indirect wholly-owned Restricted Subsidiaries, including Atkins (limited, in the case of foreign subsidiaries, to 65% of the capital stock of first tier foreign subsidiaries). In addition, in connection with Atkins’ entry into the New Credit Agreement, Intermediate Holdings and Conyers Park guaranteed amounts borrowed under the New Credit Facilities.

Certain Covenants and Events of Default

The New Credit Facilities contain a number of customary affirmative and negative covenants that, among other things, will limit or restrict the ability of the Borrower and its Restricted Subsidiaries to: incur additional indebtedness (including guaranty obligations); incur liens; engage in mergers, consolidations, liquidations and dissolutions (other than pursuant to the transactions contemplated by the Merger Agreement); sell assets; pay dividends and make other payments in respect of capital stock; make acquisitions, investments, loans and advances; pay and modify the terms of certain indebtedness; engage in certain transactions with affiliates; enter into negative pledge clauses and clauses restricting subsidiary distributions; and change its line of business, in each case, subject to certain exceptions. In addition, under the Revolving Credit Facility, beginning with the first full fiscal quarter following the closing of the New Credit Facilities, if the aggregate outstanding amount of all Revolving Loans, swingline loans and certain letter of credit obligations exceeds 30% of the revolving credit commitments at the end of any fiscal quarter, the Borrower will be required to not exceed a specified consolidated net leverage ratio.

The New Credit Facilities contain customary events of default, including: nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; violation of a covenant; cross-default to material indebtedness; bankruptcy events; inability to pay debts or attachment; material unsatisfied judgments; actual or asserted invalidity of any security document; and a change of control. Failure to comply with these provisions of the New Credit Facilities (subject to certain grace periods) could, absent a waiver or an amendment from the lenders under such agreement, restrict the availability of the Revolving Credit Facility and/or permit the acceleration of all outstanding borrowings under the New Credit Agreement.

The proceeds of the New Credit Agreement were used to, among other things, repay the existing first and second lien credit agreements of Atkins and to finance the Business Combination.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the New Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Atkins Holdings Investor Rights Agreement

On July 7, 2017, in connection with the closing of the Business Combination (the “Closing”), Simply Good Foods, Conyers Park Sponsor LLC (“Conyers Park Sponsor”), and Atkins Holdings entered into an Investor Rights Agreement (the “Atkins Holdings Investor Rights Agreement”). The Atkins Holdings Investor Rights Agreement provides for, among other things, subject to the terms thereof, customary registration rights, including demand and piggyback rights subject to cut-back provisions, and information rights in favor of Atkins Holdings. Simply Good Foods has agreed to use its commercially reasonable efforts to file a shelf registration statement to register Atkins Holdings’ shares at any time that Simply Good Foods is eligible to do so. Pursuant to the Atkins Holdings Investor Rights Agreement, Atkins Holdings will agree not to sell, transfer, pledge or otherwise dispose of the shares of common stock in Simply Good Foods it receives in connection with the Business Combination for 180 days from the Closing, as well as to certain other lock-up provisions set forth therein.

In addition, pursuant to the Atkins Holdings Investor Rights Agreement, for so long as Atkins Holdings holds approximately 50% of its shares of common stock it holds at the Closing, it will have the right to nominate one director to serve on the board of directors of Simply Good Foods (the “Board”) as a Class III Director or, if it chooses not to do so or its nominated director resigns or is removed and is not replaced or nominated in accordance with the Atkins Holdings Investor Rights Agreement, to select one non-voting observer to participate in any meeting of the Board. Conyers Park Sponsor and its affiliates have agreed to vote their respective shares of common stock of Simply Good Foods then beneficially owned in favor of the election or appointment of Atkins Holdings’ director. Atkins Holdings’ director will also serve on a standing committee of the Board chosen by Atkins Holdings.

The foregoing description of the Atkins Holdings Investor Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Atkins Holdings Investor Rights Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Conyers Park Investor Rights Agreement

On July 7, 2017, in connection with the Closing, Simply Good Foods and Conyers Park Sponsor entered into an Investor Rights Agreement (the “Conyers Park Investor Rights Agreement”). The Conyers Park Investor Rights Agreement provides for, among other things, subject to the terms thereof, customary registration rights, including demand and piggy-back rights subject to cut-back provisions. Simply Good Foods has agreed to file a shelf registration statement to register Conyers Park Sponsor’s shares within 180 days of Closing. Pursuant to the Conyers Park Investor Rights Agreement, Conyers Park Sponsor will agree not to sell, transfer, pledge or otherwise dispose of the shares of common stock in Simply Good Foods it receives in connection with the Business Combination for 180 days from the Closing, subject to certain exceptions.

In addition, pursuant to the Conyers Park Investor Rights Agreement, for so long as Conyers Park Sponsor holds at least 50% of its shares of common stock it holds at Closing, it will have the right to nominate three directors to serve on the Board, and for so long as Conyers Park Sponsor holds at least 25% of its shares of common stock it holds at Closing, it will have the right to nominate one director to serve on the Board.

The foregoing description of the Conyers Park Investor Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Conyers Park Investor Rights Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

2017 Long Term Incentive Plan

The Board approved the 2017 Long Term Incentive Plan (the “2017 Plan”) on July 6, 2017, and our shareholder approved the 2017 Plan pursuant to a written resolution of the shareholder on July 6, 2017. The purpose of the 2017 Plan is to (a) provide eligible persons with an incentive to contribute to our success and to operate and manage our business in a manner that will provide for our long-term growth and profitability to benefit our shareholders and other important stakeholders, including employees and customers, and (b) provide a means of obtaining, rewarding and retaining key personnel. The 2017 Plan provides for the grant of options to purchase common stock, share awards (including restricted shares and share units), share appreciation rights, performance shares or other performance-based awards, unrestricted shares, dividend equivalent rights, other equity-based awards and cash bonus awards. We have reserved a total of 9,067,917 shares of common stock for issuance pursuant to the 2017 Plan, subject to certain adjustments set forth in the 2017 Plan.

The foregoing description of the 2017 Plan does not purport to be complete and is qualified in its entirety by the terms and conditions of the 2017 Plan, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Indemnity Agreements

On July 7, 2017, we entered into indemnity agreements with each of our directors and executive officers. Each indemnity agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing description of the indemnity agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnity agreements, a form of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Income Tax Receivable Agreement

On July 7, 2017, Simply Good Foods entered into an Income Tax Receivable Agreement with Roark Capital Acquisition, as the Stockholders Representative (the “Tax Receivable Agreement”). The Tax Receivable Agreement will generally provide for the payment by Simply Good Foods to the Selling Equityholders (as defined in the Merger Agreement) for certain federal, state, local and non-U.S. tax benefits deemed realized (as further described below) in post-closing taxable periods by Simply Good Foods, Conyers Park, Atkins and its eligible subsidiaries (collectively, the “Tax Group”) from the use of up to $100 million of the following tax attributes: (i) net operating losses available to be carried forward as of the closing of the Business Combination; (ii) certain deductions generated by the consummation of the transactions contemplated by the Merger Agreement; and (iii) remaining depreciable tax basis from the 2003 acquisition of Atkins Nutritionals, Inc. In addition, Simply Good Foods will pay Roark Capital Acquisition, acting as the Stockholders’ Representative, on behalf of the Selling Equityholders (as defined in the Merger Agreement) for the use of 75% of up to $7.6 million of alternative minimum tax credit carryforwards (such alternative minimum tax credit carryforwards and the tax attributes described in clauses (i)-(iii) of the previous sentence, collectively, the “Tax Attributes”).

Under the Tax Receivable Agreement, the Tax Group is generally deemed to realize a tax benefit from the use of a Tax Attribute on a “with and without” basis, thereby generally treating the Tax Attribute as the last item used, except: (i) if in a given year a Tax Attribute would have been used but for Simply Good Foods or one of its subsidiaries having completed an acquisition of one or more business entities (e.g., a new acquisition provides tax attributes that offset income that otherwise would have been offset by a Tax Attribute), then the Tax Group will be deemed to realize the benefit it would have realized in the absence of the subsequent acquisition, until the aggregate tax benefits for that year equals $13.2 million (with any excess carried forward and paid in a year when the realized tax benefit is otherwise less than $13.2 million); and (ii) if the applicable corporate tax rate (and resulting realized tax benefit) is lower than it would have been but for a change of the taxable year after the closing date of the Business Combination (e.g., because the change in tax year enabled the Tax Group to benefit sooner from a legislative rate reduction), then the realized tax benefit will be calculated using the original higher rate (solely for U.S. federal tax purposes) for twelve months following the change of taxable year. Generally, Simply Good Foods will pay the Stockholders’ Representative (as defined in the Merger Agreement) for the deemed realized tax benefit for each taxable year, except that the amount payable will be adjusted if the realized tax benefit for prior taxable years is subsequently re-determined to be lower or higher than originally calculated (e.g., due to an audit that invalidates a deduction). In addition, any amount otherwise payable under the Tax Receivable Agreement will be reduced by the amount of any pre-closing income taxes of Atkins borne by Simply Good Foods (and any tax deductions arising from such income tax are generally treated as additional Tax Attributes). The Stockholders’ Representative (as defined in the Merger Agreement) is not required to repay any amounts previously paid under the Tax Receivable Agreement.

As a result of the foregoing, in certain circumstances (i) Simply Good Foods could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual tax savings that the Tax Group realizes in respect of the Tax Attributes and (ii) it is possible that Simply Good Foods may be required to make payments years in advance of the actual realization of tax benefits in respect of the Tax Attributes. In these situations, Simply Good Foods’ obligations under the Tax Receivable Agreement could have an adverse impact on Simply Good Foods’ liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. There can be no assurance that Simply Good Foods will be able to finance its obligations under the Tax Receivable Agreement in a manner that does not adversely affect its working capital and growth requirements.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Tax Receivable Agreement, which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Warrant Amendment Agreement

On July 7, 2017, in connection with the closing of the Business Combination, the Company entered into an Assignment, Assumption and Amendment Agreement (the “Warrant Amendment Agreement”), by and among Simply Good Foods, Conyers Park and Continental Stock Transfer & Trust Company pursuant to which Conyers Park assigned all of its right, title and interest in the Existing Warrant Agreement (as defined in the Warrant Amendment Agreement) to Simply Good Foods. As a result, the obligations under the Existing Warrant Agreement are now obligations of the Company and are no longer obligations of Conyers Park, and each New Warrant (as defined below) is exercisable for one share of New Common Stock (as defined below).

The foregoing description of the Warrant Amendment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Warrant Amendment Agreement, which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Amended and Restated Employment Agreement with Joseph E. Scalzo

On July 7, 2017, the Company entered into an amended and restated employment agreement (the “Employment Agreement”) with its Chief Executive Officer and President, Joseph E. Scalzo. The initial term of the Employment Agreement is five years, and thereafter, the term automatically renews for additional one-year periods, unless either party provides 90 days’ written notice of non-renewal. The Employment Agreement provides Mr. Scalzo, among other things, with: (i) an initial base salary of $715,000, subject to increase (but not decrease) in the discretion of the Board; (ii) a target annual bonus opportunity equal to (A) 75% of base salary for fiscal year 2017 and (B) 100% of base salary for fiscal year 2018 and thereafter; (iii) a grant of options to purchase 1.2 million shares of Company common stock under the 2017 Plan, which grant will be made no later than July 22, 2017 at an exercise price equal to the fair market value of one share of the Company’s common stock as of the grant date; (iv) the opportunity to receive future equity and other long-term incentive awards, as determined in the Board’s discretion; and (v) eligibility to participate in the employee benefit plans, programs and policies maintained by the Company for its senior executives generally, in accordance with the terms and conditions thereof as in effect from time to time.

In the event of a termination of Mr. Scalzo’s employment by the Company without “Cause” (as defined in the Employment Agreement), by him for “Good Reason” (as defined in the Employment Agreement) or due to the Company’s non-renewal of the term of the Employment Agreement (each, a “Qualifying Termination”), subject to his timely execution and non-revocation of a general release of claims and continued compliance with restrictive covenants, he is entitled to the following: (i) a pro-rated portion of his annual bonus for the termination year (if any), based on the Company’s actual performance for the entire bonus year and his number of days of employment with the Company during such year, paid on the same date that annual bonuses are paid to the Company’s other executives (the “Pro-Rata Bonus”); (ii) 24 months’ continued base salary (at the rate then in effect); (iii) an amount equal to two times his target annual bonus for the termination year, payable in substantially equal installments over the 24-month post-termination period; (iv) subject to his timely election of coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and continued payment of the employee portion of the COBRA premiums, up to 18 months’ continued participation in the Company’s group health plan for him and his eligible dependents, subject to earlier termination in the event he becomes ineligible for COBRA or obtains other employment that offers group health benefits; (v) pro-rata vesting of any outstanding incentive equity awards based on his duration of employment with the Company from commencement of the then current vesting tranche through the termination date; and (vi) if such termination occurs after July 7, 2021 (a “Retirement Termination”), continued vesting of all of his outstanding incentive equity awards granted at least one year prior to the termination date, as if he had remained employed with the Company and with any performance-based incentive equity awards vesting only to the extent that the underlying performance metrics are achieved, with his stock options to remain outstanding until their expiration date (collectively, the “Retirement Equity Treatment”). If Mr. Scalzo violates any of the material restrictive covenants in the Employment Agreement (with a violation of the non-competition covenant deemed material) within two years of his Retirement Termination, then any (x) unvested equity awards and (y) incentive equity awards that vested following the Retirement Termination will be forfeited without payment of any consideration, and to the extent necessary to effectuate the foregoing, Mr. Scalzo will be obligated to repay to the Company any gain received in respect of such equity awards (collectively, the “Retirement Equity Forfeiture Provisions”).

In the event of a Qualifying Termination within the one-year period immediately following a Change in Control (as defined in the Incentive Plan), in addition to the severance benefits described above, Mr. Scalzo is entitled to accelerated vesting of all of his incentive equity awards outstanding as of the Change in Control, subject to his timely execution and non-revocation of a general release of claims. Mr. Scalzo also is entitled to such accelerated vesting upon a Qualifying Change in Control (as defined in the Employment Agreement), regardless of whether a Qualifying Termination occurs.

Upon his resignation without Good Reason after July 7, 2022, subject to his timely execution and non-revocation of a general release of claims, Mr. Scalzo is entitled to the Retirement Equity Treatment, subject to the Retirement Equity Forfeiture Provisions. Upon a termination of his employment due to death or disability, Mr. Scalzo is entitled to the Pro-Rata Bonus (which, in the event of a termination due to death, will be calculated based on his target annual bonus and paid within 30 days of death).

The Employment Agreement subjects Mr. Scalzo to certain restrictive covenants, including perpetual confidentiality and mutual non-disparagement, assignment of inventions and non-competition and non-solicitation during the employment term and for 24 months post-employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Employment Agreement, which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On July 5, 2017, the Business Combination was approved by the shareholders of Conyers Park at a special meeting (the “Special Meeting”). The Business Combination was completed on July 7, 2017.

Consideration to Conyers Park’s Shareholders and Warrant Holders in the Business Combination

Upon completion of the Business Combination, the public stockholders of Conyers Park received an aggregate of 40,250,000 shares of common stock, par value $0.01 per share, of Simply Good Foods (the “New Common Stock”), with each public stockholder receiving one share of New Common Stock in exchange for each share of Class A common stock, par value $0.0001 per share, of Conyers Park (the “Class A Common Stock”) held at the Closing; in addition, the warrantholders of Conyers Park received an aggregate of 13,416,667 warrants to purchase common stock of Simply Good Foods (“New Warrants”), with each public warrantholder receiving one New Warrant in exchange for each warrant of Conyers Park.

In addition, 10,062,500 shares of New Common Stock were issued to Conyers Park Sponsor and other former holders of Class B common stock of Conyers Park (the “Founders”), in exchange for such shares of Class B common stock, and 6,700,000 New Warrants were issued to the Founders in exchange for warrants of Conyers Park.

In connection with the Business Combination, Conyers Park entered into subscription agreements with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Conyers Park agreed to issue and sell to the PIPE Investors, newly issued shares of Class A Common Stock for gross proceeds of $100.0 million (the “Private Placement”). At the Closing, each share of Class A Common Stock purchased in the Private Placement was exchanged for an equivalent number of shares of New Common Stock.

Consideration Payable to Atkins Holdings Equity Holders in the Business Combination

The consideration paid to holders of equity interests in Atkins in connection with the Business Combination consisted of: (i) $320,378,190.47 in cash, subject to adjustment in accordance with the terms of the Merger Agreement, and (ii) 10,250,000 shares of New Common Stock valued at $102,500,000.00.

The material terms and conditions of the Merger Agreement are described beginning on page 76 of Amendment No. 3 to Simply Good Foods’ Registration Statement on Form S-4. filed with the SEC on June 12, 2017 (the “Registration Statement”) in the section entitled “Proposal No. 1 — Approval of the Business Combination—The Merger Agreement” which is incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the post- combination business. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;
•	the future financial performance of the Company following the Business Combination;
•	changes in the market for our products;
•	expansion plans and opportunities; and
•	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Simply Good Foods undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the outcome of any legal proceedings that may be instituted against Simply Good Foods following announcement of the consummated Business Combination and transactions contemplated thereby;
•	the inability to obtain or maintain the listing of our common stock or warrants on The Nasdaq Stock Exchange (“Nasdaq”) following the Business Combination;
•	the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;
•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the Atkins and Conyers Park businesses, and the ability of the combined business to grow and manage growth profitably;
•	costs related to the Business Combination;
•	changes in applicable laws or regulations;
•	the possibility that Simply Good Foods may be adversely affected by other economic, business, and/or competitive factors; and
•	other risks and uncertainties indicated or incorporated by reference in this Current Report on Form 8-K, including those set forth in the section entitled “Risk Factors” beginning on page 29 of the Registration Statement, which is incorporated herein by reference.

Business

The business of Simply Good Foods is in the section entitled “Information about Atkins” beginning on page 124 of the Registration Statement, which is incorporated herein by reference.

Risk Factors

The risk factors related to our business and operations are described in the section entitled “Risk Factors” beginning on page 29 of the Registration Statement, which is incorporated herein by reference.

Selected Historical Financial Information

The selected historical financial information of Atkins is provided in the Registration Statement in the section entitled “Selected Historical Financial Information of Atkins” beginning on page 144, which is incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The information set forth in the Registration Statement in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 57 is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information set forth in the Registration Statement in the section entitled “Atkins’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 145 is incorporated herein by reference.

Properties

Atkins’ corporate headquarters is located at 1050 17th Street, Suite 1500, Denver, CO 80265. Atkins leases the property for this corporate office, which occupies approximately 19,000 square feet. In addition, Atkins leases other office space and storage space including in Louisville, Colorado, and offices in foreign countries including the Netherlands and the United Kingdom to support key international operations. Atkins also leases the Distribution Center in Greenfield, Indiana, which has approximately 211,000 square feet of floor space.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the New Common Stock as of July 7, 2017 by:

•	each person who is the beneficial owner of more than 5% of the New Common Stock;
•	each person who became an executive officer or director of the Company at the Closing; and
•	all executive officers and directors of the Company as a group post-Business Combination.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the ordinary shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

The beneficial ownership percentages set forth in the table below do not take into account (i) the issuance of any New Common Stock (or options to acquire New Common Stock) under the 2017 Plan and (ii) the issuance of any shares of the Company upon the exercise of outstanding New Warrants to purchase up to a total of approximately 20,116,667 shares New Common Stock.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of New Common Stock beneficially owned by them. To the Company’s knowledge, no shares of New Common Stock beneficially owned by any executive officer, director or director nominee have been pledged as security.

Beneficial ownership of New Common Stock is based on 70,562,500 shares of New Common Stock issued and outstanding as of the Closing.

Unless otherwise indicated, the address of each person named below is c/o The Simply Good Foods Company, 1 Greenwich Office Park 2nd Floor, Greenwich, CT 06831.

	Beneficial Ownership
Beneficial Owner	Number of shares of New Common Stock	Percentage of All New Common Stock
Executive Officers and Directors
James M. Kilts	-	-
David J. West	-	-
Brian K. Ratzan	-	-
Clayton C. Daley, Jr.	35,000	*
Nomi P. Ghez	50,000	*
James E. Healey	30,000	*
Robert G. Montgomery	25,000	*
Arvin “Rick” Kash	-	-
Richard T. Laube	168,988	*
Joseph E. Scalzo	368,643	*
Shaun P. Mara	-	-
Annita M. Menogan	-	-
C. Scott Parker	91,604	*
Robert C. Gandert	68,138	*
Hanno E. Holm	13,733	*
Timothy A. Matthews	2,890	*
All executive officers and directors as a group (16 persons)	853,996	1.21%

* Less than 1%

	Beneficial Ownership
Beneficial Owner	Number of shares of New Common Stock	Percentage of All New Common Stock
5% Shareholders
Wellington Management Group LLP (1)	7,205,244	10.21%
T. Rowe Price Associates, Inc.(2)	4,496,966	9.21%
The Baupost Group, L.L.C.(3)	4,712,500	6.68%
Glenhill Advisors, LLC(4)	2,855,901	4.05%
TD Asset Management Inc.(5)	2,501,900	3.55%
Manulife Asset Management Limited(6)	2,096,512	2.97%
Atkins Holdings LLC(7)	8,924,207	12.65%
Conyers Park Sponsor LLC(8)	9,962,500	14.12%
FMR LLC(9)	4,000,000	5.67%

(1)	As of April 28, 2017, as reported on Schedule 13G. Wellington Management Company LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington Management Company LLP is an indirect subsidiary of Wellington Management Group LLP. The business address of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is 280 Congress Street, Boston, Massachusetts 02210. The shares are owned of record by clients of the following investment advisers directly or indirectly owned by Wellington Management Group LLP (the “Wellington Investment Advisers”): Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd. These clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. Wellington Management Group LLP holds shared voting power of 6,133,197 shares of common stock and shares dispositive power over 7,205,244 shares of common stock.

(2)	As of December 31, 2016, as reported on Schedule 13G. T. Rowe Price Associates, Inc. (“Price Associates”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. The business address of Price Associates is 31 West 52nd Street, 22nd Floor, New York, New York 10019. Price Associates holds sole voting power of 819,133 shares of Class A common stock and sole dispositive power of 4,496,966 shares of Class A common stock. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. With respect to securities owned by any one of the T. Rowe Price Funds, only the custodian for each of such Funds, has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. No other person is known to have such right, except that the shareholders of each such Fund participate proportionately in any dividends and distributions so paid.
(3)	As of December 31, 2016, as reported on Schedule 13G. The Baupost Group, L.L.C. (“Baupost”) is a registered investment adviser and acts as the investment adviser to certain private investment limited partnerships on whose behalf these securities were purchased, and in such capacity has voting and investment power with respect to such securities. SAK Corporation is the manager of Baupost, and Mr. Seth A. Klarman is the sole owner of SAK Corporation. Mr. Klarman and SAK Corporation disclaim beneficial ownership of the securities. The business address of Baupost, SAK Corporation and Seth A. Klarman is 10 St. James Avenue, Suite 1700, Boston, MA 02116.
(4)	As of December 31, 2016, as reported on Schedule 13G. The business address of Glenhill Advisors, LLC, Glenn J. Krevlin, Glenhill Capital Advisors, LLC and Glenhill Capital Management, LLC (the “Glenhill Entities”) is 600 Fifth Avenue, 11th Floor, New York, New York 10020. Glenn J. Krevlin is the managing member and control person of Glenhill Advisors, LLC, and is the sole shareholder of Krevlin Management, Inc. Krevlin Management, Inc. is the managing member of Glenhill Capital Advisors, LLC, which is the investment manager of Glenhill Capital Overseas Master Fund, LP and Glenhill Long Fund, LP, each a security holder of the Issuer. Glenhill Advisors, LLC is the managing member of Glenhill Capital Management, LLC. Glenhill Capital Management, LLC is the managing member of Glenhill Long GP, LLC, and is the sole shareholder of Glenhill Capital Overseas GP, Ltd. Glenhill Capital Overseas GP, Ltd. is the general partner of Glenhill Capital Overseas Master Fund, LP. Glenhill Long GP, LLC is the general partner of Glenhill Long Fund, LP. Glenhill Capital Advisors, LLC is also the investment manager for certain third party accounts for which Units are held and managed by one or more of the Glenhill Entities for the benefit of such third parties. The Glenhill Entities have dispositive power and share certain voting power with respect to such Units, and receive management fees and performance-related fees in connection therewith. Includes shares of Class A common stock that are part of the 630,569 Units held in such third party managed accounts.
(5)	As of December 31, 2016, as reported on Schedule 13G. The business address of TD Asset Management Inc. (“TDAM”) and TDAM USA Inc. (“TDAM-USA”) is Canada Trust Tower, BCE Place, 161 Bay Street, 35th Floor, Toronto, Ontario, M5J 2T2. TDAM individually beneficially owns 2,496,600 shares. TDAM-USA individually beneficially owns 5,300 shares.
(6)	As of December 31, 2016, as reported on Schedule 13G. The business address of Manulife Financial Corporation (“MFC”) and MFC’s indirect, wholly-owned subsidiary Manulife Asset Management Limited (“MAML”) is 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5. MAML has beneficial ownership of 2,096,512 shares of Income Trust Units. Through its parent-subsidiary relationship to MAML, MFC may be deemed to have beneficial ownership of these same shares. MAML has sole power to vote or to direct the voting of the shares of Income Trust Units beneficially owned.
(7)	This number represents the portion of the 10,250,000 shares of common stock issued to the Selling Equityholders (as defined in the Merger Agreement) that was retained by Atkins Holdings as of the closing date, which may be reduced in the event of any distributions of the common stock of NCP-ATK Holdings, Inc. held by Atkins Holdings to the members of Atkins Holdings.
(8)	There are five managers of Conyers Park Sponsor’s board of managers, including Messrs. Kilts, West and Ratzan. Each manager has one vote, and the approval of three of the five members of the board of managers is required to approve an action of Conyers Park Sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to Conyers Park Sponsor. Based upon the foregoing analysis, no individual manager of Conyers Park Sponsor exercises voting or dispositive control over any of the securities held by Conyers Park Sponsor, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.
(9)

Includes 129,200 shares held by Fidelity Advisor Series I: Fidelity Advisor Balanced Fund; 1,529,800 shares held by Fidelity Puritan Trust Fidelity Balanced Fund; 1,400,000 shares held by Variable Insurance Products Fund II: Contrafund Portfolio; 175,100 shares held by Variable Insurance Products Fund III: Balanced Portfolio; 156,100 shares held by Fidelity Central Investment Portfolios LLC: Fidelity Consumer Staples Central Fund; 359,900 shares held by Fidelity Select Portfolios: Consumer Staples Portfolio; 39,700 shares held by Variable Insurance Products Fund IV: Consumer Staples Portfolio; and 210,200 shares held by Fidelity Summer Street Trust: Fidelity Export and Multinational Fund. These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC.

Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after the Closing is set forth in the Registration Statement in the section entitled “Management and Board of Directors after the Business Combination” beginning on page 163 of the Registration Statement, and is incorporated herein by reference.

On July 7, 2017, each of Messrs. Kilts, West, Ratzan, Daley, Jr., Healey, Montgomery, Kash, Laube and Scalzo and Ms. Ghez were appointed to serve as directors of the post-combination company effective upon consummation of the Business Combination. The size of the Board is ten members. Biographical information for these individuals is set out in the Registration Statement in the section entitled “Management and Board of Directors after the Business Combination” beginning on page 163 of the Registration Statement, and is incorporated herein by reference.

The Board appointed Messrs. Healey, Daley, Jr. and Laube to serve on the Audit Committee, with Mr. Healey serving as the chair of the committee. The Board appointed Messrs. Daley, Jr., Ratzan and Montgomery to serve on the Compensation Committee, with Mr. Daley, Jr. serving as its Chairperson. The Board appointed Messrs. Kilts and Kash and Ms. Ghez to serve on the Nominating and Governance Committee, with Ms. Ghez serving as its Chairwoman. Information with respect to the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee is set forth in the Registration Statement in the section entitled “Management and Board of Directors after the Business Combination—Information about the Anticipated Executive Officers and Directors Upon the Closing of the Business Combination” beginning on page 164 of the Registration Statement, and is incorporated herein by reference.

In connection with the consummation of the Business Combination, on July 7, 2017, Joseph E. Scalzo was appointed to serve as the Chief Executive Officer, Shaun P. Mara was appointed to serve as the Company’s Chief Financial Officer and Chief Administrative Officer, C. Scott Parker was appointed to serve as the Company’s Chief Marketing Officer, Annita M. Menogan was appointed to serve as the Company’s Vice President, General Counsel and Secretary, Robert C. Gandert was appointed to serve as Chief Customer/Business Development Officer, Hanno E. Holm was appointed to serve as Vice President and Chief Operations Officer and Timothy A. Matthews was appointed to serve as Vice President, Controller and Chief Accounting Officer. Biographical information for these individuals is set forth in the Registration Statement in the section entitled “Management and Board of Directors after the Business Combination” beginning on page 163 of the Registration Statement, and is incorporated herein by reference.

Executive Compensation

The compensation of Atkins’ named executive officers before the Business Combination is set forth in the Registration Statement in the section entitled “Information about Atkins—Atkins Executive Compensation” beginning on page 136 of the Registration Statement, which is incorporated herein by reference. The compensation for the Company’s executive officers after the Closing of the Business Combination is described in the section entitled “Management and Board of Directors after the Business Combination—Post-Combination Company Executive Compensation” beginning on page 165 of the Registration Statement, and incorporated herein by reference.

Director Compensation

The compensation for the Company’s directors upon the Closing of the Business Combination is generally described in the Registration Statement in the section entitled “Management and Board of Directors after the Business Combination—Post-Combination Company Executive Compensation” beginning on page 165 of the Registration Statement, and incorporated herein by reference.

Certain Relationships and Related Transactions

The description of certain relationships and related transactions is included in the Registration Statement in the section entitled “Atkins Related Party Transactions” beginning on page 197 of the Registration Statement, which is incorporated herein by reference.

The information set forth in the sections entitled “Income Tax Receivable Agreement,” “Atkins Holdings Investor Rights Agreement,” “Conyers Park Investor Rights Agreement,” and “Indemnity Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Director Independence

Nasdaq listing standards require that a majority of the Board be independent. An “independent director” is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors of such company, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

All of our directors have been declared independent by the Board pursuant to the rules of Nasdaq except Mr. Scalzo, our Chief Executive Officer, and Mr. West.

Legal Proceedings

Information about legal proceedings is set forth in the Registration Statement in the section entitled “Information about Atkins—Legal Proceedings” on page 134 of the Registration Statement, and is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters

Market Information and Holders

Historical market price information regarding the Company is not provided because, as of the date of this Current Report on Form 8-K, there has been no established public market for the New Common Stock and New Warrants for a full quarterly period or any interim period for which financial statements are included, or required to be included, in this Current Report on Form 8-K.

As of the date hereof, there are no outstanding options to purchase New Common Stock, 20,116,667 New Warrants to purchase New Common Stock and no securities convertible into shares of the Company. The Company has reserved a total of 9,067,917 shares of New Common Stock for issuance pursuant to the 2017 Plan, subject to certain adjustments set forth in the 2017 Plan.

As of the date hereof, there were approximately 300 holders of New Common Stock.

In connection with the Closing, the New Common Stock and New Warrants will be listed on Nasdaq under the symbols “SMPL” and “SMPL.W,” respectively.

Dividends

We have not paid any cash dividends on the New Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Board. However, we do not anticipate paying any dividends on the New Common Stock for the foreseeable future.

Description of the Company’s Securities

A description of the New Common Stock and the New Warrants is included in the Registration Statement in the section entitled “Description of the Simply Good Foods Company’s Securities” beginning on page 181 of the Registration Statement, which is incorporated herein by reference.

The Company has authorized 600,000,000 shares of common stock with a par value of $0.01 per share. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. As of the Closing Date, there were 70,562,500 shares of common stock outstanding, held of record by approximately 300 holders of common stock and 20,116,667 warrants outstanding held of record by approximately 400 holders of warrants. Such numbers do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

Information about the indemnification of the Company’s directors and officers is set forth in the Registration Statement in the section entitled “Comparison of Rights of Stockholders of Conyers Park and Simply Good Foods—Indemnification of Directors and Officers” on page 189 of the Registration Statement, which is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

As noted in Item 9.01 of this Current Report on Form 8-K, the financial statements of Conyers Park and Atkins included in the Registration Statement beginning on page F-1 are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation of an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K under “Credit Agreement” is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

On July 7, 2017, in connection with the consummation of the Business Combination, the Company’s Certificate of Incorporation and Bylaws were amended and restated at the time of the merger becoming effective. The material terms of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and the general effect upon the rights of holders of the New Common Stock are included in the Registration Statement under the section entitled “Comparison of Rights of Stockholders of Conyers Park and Simply Good Foods” beginning of page 183 of the Registration Statement, which is incorporated herein by reference.

A copy of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 4.01	Changes in the Registrant’s Certifying Accountant.

Change of the Company’s Independent Registered Public Accounting Firm

On July 7, 2017, the Simply Good Foods’ Audit Committee appointed Ernst & Young LLP (“E&Y”) as the Company’s registered public accounting firm for the fiscal year ending August 26, 2017. E&Y audited the consolidated financial statements of Atkins and its subsidiaries at August 27, 2016, August 29, 2015 and December 27, 2014, and for the 52-week period ended August 27, 2016, the 35-week period ended August 29, 2015, the 52-week period ended December 27, 2014, and the 52-week period ended December 28, 2013.

Item 5.01	Changes in Control of the Registrant.

The disclosure set forth under “Introductory Note” and “Item 2.01. Completion of Acquisition or Disposition of Assets” above is incorporated in this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Information with respect to the Company’s directors and executive officers immediately after and in connection with the consummation of the Business Combination is set forth in the Registration Statement in the section entitled “Management and Board of Directors after the Business Combination” beginning on page 163, which is incorporated herein by reference.

In connection with the consummation of the Business Combination, David J. West resigned as President and Brian K. Ratzan resigned as Vice President; each will continue to serve as a Director of the Company. Max Papkov resigned as Secretary and as a Director.

The information set forth under “Item 2.01. Completion of Acquisition or Disposition of Assets—Directors and Executive Officers,” “—Executive Compensation” and “—Director Compensation” and under “Item 1.01. Entry into a Material Definitive Agreement—2017 Long Term Incentive Plan” and “—Amended and Restated Employment Agreement with Joseph E. Scalzo” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Item 5.06	Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an “initial business combination” as required by Conyers Park’s organizational documents, Conyers Park, a predecessor of the Company, and the Company ceased to be a shell company upon the closing of the Business Combination. The material terms of the Business Combination are described in the Registration Statement in the section entitled “Proposal No. 1—Approval of The Business Combination” beginning on page 76 of the Registration Statement, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Conyers Park reported the results of the Special Meeting on a Current Report on Form 8-K filed on July 6, 2017. No shareholders of Conyers Park elected to redeem their shares in connection with the Special Meeting.

Item 7.01	Regulation FD Disclosure.

 On July 7, 2017, the Company issued a press release announcing the consummation of the Business Combination, which is included in this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The consolidated financial statements of Atkins and its subsidiaries for the 26-Week Period ended February 25, 2017, the 52-Week Period ended August 27, 2016, the 35-Week Period ended August 29, 2015 and the 52-Week Period ended December 27, 2014 included in the Registration Statement are incorporated herein by reference.

The financial statements of Conyers Park for the year ended December 31, 2016 and the three months ended March 31, 2017 included in the Registration Statement are incorporated herein by reference.

(b) Pro Forma Financial Information

The information set forth in the Registration Statement in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 57 is incorporated herein by reference.

(d) Exhibits

Exhibit Number	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation of The Simply Good Foods Company
3.2	Amended and Restated Bylaws of The Simply Good Foods Company
4.1	Form of New Warrant
10.1	Credit Agreement, by and among among Atkins Intermediate Holdings, LLC, Conyers Park Parent Merger Sub, Inc., Conyers Park Acquisition Corp., Conyers Park Merger Sub 1, Inc., Conyers Park Merger Sub 2, Inc., Conyers Park Merger Sub 3, Inc., Conyers Park Merger Sub 4, Inc., NCP-ATK Holdings, Inc., Atkins Nutritionals Holdings, Inc., Atkins Nutritionals Holdings II, Inc., Atkins Nutritionals, Inc., the lenders party thereto and Barclays Bank PLC, as the Administrative Agent.
10.2	Atkins Holdings Investor Rights Agreement
10.3	Conyers Park Investor Rights Agreement
10.4	2017 Long Term Incentive Plan (incorporated by reference to Exhibit 10.3 to Amendment No. 3 to the Registration Statement on Form S-4 filed by The Simply Good Foods Company with the Securities and Exchange Commission on June 12, 2017)
10.5	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.8 to Amendment No. 3 to the Registration Statement on Form S-4 filed by The Simply Good Foods Company with the Securities and Exchange Commission on June 12, 2017)
10.6	Income Tax Receivable Agreement
10.7	Assignment, Assumption and Amendment Agreement, dated July 7, 2017, by and among The Simply Good Foods Company, Conyers Park Acquisition Corp. and Continental Stock Transfer & Trust Company
10.8	Amended and Restated Employment Agreement between The Simply Good Foods Company and Joseph E. Scalzo
99.1	Press Release, dated July 7, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Simply Good Foods Company

Date: July 13, 2017	By:	/s/ Annita M. Menogan
Annita M. Menogan
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation of The Simply Good Foods Company
3.2	Amended and Restated Bylaws of The Simply Good Foods Company
4.1	Form of New Warrant
10.1	Credit Agreement, by and among among Atkins Intermediate Holdings, LLC, Conyers Park Parent Merger Sub, Inc., Conyers Park Acquisition Corp., Conyers Park Merger Sub 1, Inc., Conyers Park Merger Sub 2, Inc., Conyers Park Merger Sub 3, Inc., Conyers Park Merger Sub 4, Inc., NCP-ATK Holdings, Inc., Atkins Nutritionals Holdings, Inc., Atkins Nutritionals Holdings II, Inc., Atkins Nutritionals, Inc., the lenders party thereto and Barclays Bank PLC, as the Administrative Agent.
10.2	Atkins Holdings Investor Rights Agreement
10.3	Conyers Park Investor Rights Agreement
10.4	2017 Long Term Incentive Plan (incorporated by reference to Exhibit 10.3 to Amendment No. 3 to the Registration Statement on Form S-4 filed by The Simply Good Foods Company with the Securities and Exchange Commission on June 12, 2017)
10.5	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.8 to Amendment No. 3 to the Registration Statement on Form S-4 filed by The Simply Good Foods Company with the Securities and Exchange Commission on June 12, 2017)
10.6	Income Tax Receivable Agreement
10.7	Assignment, Assumption and Amendment Agreement, dated July 7, 2017, by and among The Simply Good Foods Company, Conyers Park Acquisition Corp. and Continental Stock Transfer & Trust Company
10.8	Amended and Restated Employment Agreement between The Simply Good Foods Company and Joseph E. Scalzo
99.1	Press Release, dated July 7, 2017